Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Apigee Corporation:

We consent to the use of our report dated October 14, 2015, with respect to the consolidated balance sheets of Apigee Corporation and subsidiaries as of July 31, 2014 and 2015, and the related consolidated statements of comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended July 31, 2015, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

October 21, 2015